Exhibit 10.6
FIRSTMERIT CORPORATION
AMENDED AND RESTATED
2006 EQUITY PLAN
DIRECTORS’ NONQUALIFIED STOCK OPTION AWARD AGREEMENT
RELATING TO NONQUALIFIED STOCK OPTION GRANTED TO
                                         ON M/D/YR
     THIS NONQUALIFIED STOCK OPTION AWARD AGREEMENT (“Agreement”) is made and entered into this XXXX day of XXXXXX, 20 ___(the “Grant Date”), by and between FIRSTMERIT CORPORATION (the “Company”), and XXXXXX (the “Optionee”).
     WITNESSETH, THAT:
     WHEREAS, the Company maintains the FirstMerit Corporation Amended and Restated 2006 Equity Plan (the “Plan”), as amended from time to time; and
     WHEREAS, one of purposes of the Plan is to enable nonemployee directors of the Company and its Related Entities to acquire a proprietary interest (or to increase an existing proprietary interest) in the Company, and to provide them with a more direct stake in the future and welfare of the Company and its Related Entities; and
     WHEREAS, the Optionee understands that this Agreement will be revoked retroactively (and will be of no effect whatsoever), unless the acknowledgement appearing at the end of this Agreement is signed and returned no later than 30 days after the Grant Date; and
     WHEREAS, although the Company intends that the Option (as defined below) be exempt from the requirements of Section 409A of the Code (“Section 409A”), the Company has the authority to amend this Agreement without any further consideration, to comply with Section 409A, even if those amendments change the terms of this Agreement in a way that reduce the value or potential value of the Option.
     NOW, THEREFORE, the Company and the Optionee agree as follows:
1.	Number of Shares of Stock Subject to Option.

The Company hereby grants to the Optionee a nonqualified stock option (the “Option”) to purchase ___ [0 to 10,000] shares (the “Option Shares”) of common shares of the Company, without par value (“Stock”) that are authorized and unissued by exercising this Option subject to the terms and conditions described in the Plan and this Agreement.

2.	Exercise Price.

The Optionee must pay XXXXX dollars and XXXX cents ($XX.XX) to buy each Option Share.

3.	Option Term.
A.	Subject to the Plan and other provisions of this Agreement (including Section 7), the Option Shares may be purchased by exercising all or any part of this Option at any time beginning six months after the Grant Date and ending on the tenth anniversary of the Grant Date (the “Option Term”).

B.	Notwithstanding the foregoing, the Option will become fully exercisable (and all underlying Option Shares may be purchased) on the date of any Change in Control.
4.	General Terms and Conditions.

This Option is subject to the terms and conditions of the Plan, the terms of which are incorporated by reference into this Agreement, and all of the terms and conditions described in this Agreement. Capitalized terms used but not expressly defined in this Agreement will have the meanings given to them in the Plan.

5.	Exercise of Option.

In order to exercise all or any part of this Option, the Optionee must give notice in writing to the Company of the Optionee’s intention to purchase all or part of the Option Shares. This notice must be given by completing a copy of the “Exercise Notice” available from the Company. The Optionee must pay the Exercise Price in full at the time of exercise in one or a combination of more than one of the following methods: cash, personal check, bank draft or money order payable to the Company, or through the delivery or attestation of shares of Stock that the Optionee has held for at least six months. No Option Shares will be issued until the full Exercise Price has been paid, and the Optionee will have none of the rights of a shareholder with respect to those Option Shares until the Option Shares are issued. Also, if in the opinion of counsel for the Company it is necessary or desirable, the Optionee must affirm in the Exercise Notice that the Optionee’s present intention is to acquire the Option Shares for investment, and not with a view to, or for sale in connection with any distribution thereof.

6.	Transferability of Option.

With permission of the Committee, the Optionee may transfer the Option to a revocable inter vivos trust of which the Optionee is the settlor, or may transfer the Option to any member of the Optionee’s immediate family, any trust, whether revocable or irrevocable, established solely for the benefit of the Optionee’s immediate family, any partnership or limited liability company whose only partners or members are members of the Optionee’s immediate family or an organization described in Section 501(c)(3) of the Code (“Permissible Transferees”). Any Option transferred to a Permissible Transferee will continue to be subject to all of the terms and conditions that applied to the Option before the transfer and to any other rules prescribed by the Committee. A Permissible Transferee may not retransfer an Option except by will or the laws of descent and distribution and then only to another Permissible Transferee.

7.	Departure from the Board.

The Optionee’s right to exercise the Option will be affected by his or her departure from the Board as follows:
A.	If the Optionee’s service on the Board Terminates because of death or Disability, the Option will fully vest and will remain exercisable until the last day of the Option Term.

B.	If the Optionee’s service on the Board Terminates for any reason other than death or Disability, the vested portion of the Option will remain exercisable until the last day of the Option Term and the unvested portion of the Option will be forfeited.
8.	Changes in Capitalization.

Subject to the terms of the Plan, if, before the Option is exercised, there is a Stock dividend or Stock split, recapitalization (including payment of an extraordinary dividend), merger, consolidation, combination, spin-off, distribution of assets to shareholders, exchange of shares or other similar corporate change affecting Stock, an appropriate adjustment will be made to (A) the number of Option Shares, (B) the Exercise Price and (C) other limitations applicable to the outstanding portion of the Option.

9.	Listing, Registration, Qualification.

If the Board concludes that the listing, registration or qualification upon any securities exchange, under any state or federal law, or the approval or consent of any governmental body is necessary or desirable as a condition to the issuance or purchase of the Option Shares, this Option may not be exercised in whole or in part unless and until that listing, registration, qualification or approval has been obtained, free of any conditions which are not acceptable to the Board and the sale and delivery of stock under this Agreement is also subject to the same requirements and conditions.

10.	Tax Withholding.

The Optionee is solely responsible for meeting any tax liability associated with the grant or exercise of the Option.

11.	Beneficiary Designation.

The Optionee may name a Beneficiary or Beneficiaries (who may be named contingently or successively) to receive or to exercise the vested portion of the Option that is unpaid or unexercised at the Optionee’s death. Each designation made will revoke all prior designations, must be made on a form prescribed by the Committee and will be effective only when filed in writing with the Committee. If the Optionee has not made an effective Beneficiary designation, the deceased Optionee’s Beneficiary will be the Optionee’s surviving spouse or, if there is no surviving spouse, the deceased Optionee’s estate.

12.	Severability.

If any one or more of the provisions contained in this Agreement is conclusively determined to be invalid, illegal or unenforceable in any respect under applicable law, the validity, legality and enforceability of the remaining provisions of this Agreement will not, in any way, be ineffective or impaired thereby.

13.	Governing Law.

This Agreement is made and entered into in the state of Ohio, and will in all respects be interpreted, enforced and governed under the laws of that state notwithstanding its conflict of laws rules. In the event of any dispute or controversy arising under or in connection with this Agreement, the parties consent to the jurisdiction of the Common Pleas Court of the State of Ohio (Summit County) or The United States District Court for the Northern District of Ohio, Eastern Division.

14.	Other Agreements.

The Option and this Agreement will be subject to the terms of any other written agreements between the Optionee and the Company and any Related Entity to the extent that those other agreements do not directly conflict with the terms of the Plan or this Agreement.

15.	Other Rules.

The Option and this Agreement are subject to more rules described in the Plan.

16.	Assignment.

This Agreement will be binding upon the Company and the Optionee, their respective heirs, personal representatives, executors, administrators, and successors. The Company may freely assign or transfer this Agreement without the Optionee’s consent.

17.	Acknowledgement; Return of Agreement.

This Agreement (and the Option) will be revoked automatically unless the Optionee signs the acknowledgement appearing at the end of this Agreement and returns a copy of the signed Agreement to the Committee no later than 30 days after the Grant Date.
     IN WITNESS WHEREOF, the parties hereto have executed this Agreement this ___ day of                     , 20 ___.

FIRSTMERIT CORPORATION
By:
Christopher J. Maurer
Its:	Executive Vice President, Human Resources

ACKNOWLEDGEMENT
By signing below, the Optionee acknowledges and agrees that:
•	A copy of the Plan has been made available to the Optionee;

•	The Optionee has received a copy of the Plan’s Prospectus;

•	The Optionee has read and understands and accepts the conditions placed on the Option, and understands what must be done to exercise the Option;

•	The Optionee will consent (in the Optionee’s own behalf and in behalf of the Optionee’s beneficiaries and without any further consideration) to any amendments of the Option to comply with Section 409A of the Code, even if those amendments affect the terms of the Option and reduce its value or potential value; and

•	If the Optionee does not return a signed copy of this Agreement to the address shown below not later than 30 days after the Grant Date, the Option will be forfeited and this Agreement shall terminate and be of no further force or effect.

FirstMerit Corporation Compensation Department, CAS 82 III Cascade Plaza Akron, Ohio 44308

OPTIONEE

By:

Print Name:

FIRSTMERIT CORPORATION
AMENDED AND RESTATED
2006 EQUITY PLAN
NONQUALIFIED STOCK OPTION EXERCISE NOTICE
FOR NONQUALIFIED STOCK OPTION GRANTED TO
                                         ON
Additional copies of this Nonqualified Stock Option Exercise Notice (“Exercise Notice”) (and any other information the Optionee may need about this Exercise Notice or to exercise the Option) is available at the address given below.
By completing this Exercise Notice and returning it to the address given below, the Optionee elects to buy the Option Shares described below. Capitalized terms not defined in this Exercise Notice have the same meanings as in the applicable Award Agreement.
Note: A separate Exercise Notice must be completed each time an Option is exercised (e.g., if the Optionee is simultaneously exercising an Option to purchase 200 Option Shares that was granted on January 1, 2008 and an Option to purchase 100 Option Shares that was granted on January 1, 2009, the Optionee must complete two Exercise Notices, one for each Option being exercised).
Affected Option Shares: This Exercise Notice relates to the following Option and Option Shares (fill in the blanks):
     Grant Date of Option:
     Number of Option Shares Being Bought With This Exercise Notice:
Exercise Price: The Exercise Price due is $__________________
Note: This amount must equal the product of the per share Exercise Price specified in the applicable Award Agreement multiplied by the number of Option Shares being bought.
Payment of Exercise Price: The Exercise Price will be paid by (check one):
___	Personal check, bank draft or money order payable to “FirstMerit Corporation.”

___	Through the delivery or attestation of shares of Stock that the Optionee has held for at least six months and which have a fair market value equal to the aggregate Exercise Price.

___	A combination of these two methods (the aggregate amount of cash and value of shares delivered or attested must be equal to the Exercise Price).

Note:
•	If the cash, bank or money order method of exercise is selected, full payment must be included with this Exercise Notice.

•	If the Optionee selects either the delivery or attestation form of paying the Exercise Price, the Optionee may contact the Company at the address given below for further information as to how the choice of payment will affect the number of shares the Optionee will receive.
     Payment of Taxes: Subject to Section 11 of the Award Agreement under which the Option was issued, the withholding taxes associated with this exercise of the Option will be paid (check one):
___	From the Optionee’s payroll checking account.

___	By having the Company withhold Option Shares that would otherwise be issued with respect to this exercise.
Optionee’s Acknowledgement of Effect of Exercise
Acknowledgement: By signing below, the Optionee acknowledges and agrees that:
•	The Optionee fully understands the effect (including the investment effect) of exercising the Option and buying the Option Shares and understands that there is no guarantee that the value of these Option Shares will appreciate or will not depreciate;

•	This Exercise Notice will have no effect if it is not returned to the Company at the address given below before the end of the Option Term specified in the Award Agreement under which the Option was granted or, to the extent applicable, if full payment of the Exercise Price is not included; and

•	The shares of Stock the Optionee is buying by completing and returning this Exercise Notice will be issued to the Optionee as soon as administratively practicable. You will not have any rights as a shareholder of the Company until the shares of Stock are issued.

(Optionee’s printed name)

(Optionee’s signature)

Date signed:

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A signed copy of this Exercise Notice must be sent to the following address no later than the end of the Option Term:
FirstMerit Corporation
III Cascade Plaza
Akron, Ohio 44308
*****
Acknowledgement of Receipt
A signed copy of the Exercise Notice was received on: ___.
The Optionee:
___ Has effectively exercised the portion of the Option described in the Exercise Notice; or
___ Has not effectively exercised the portion of the Option described in the Exercise Notice because describe deficiency

By:

Date:

Note: Keep a copy of this Exercise Notice as part of the Plan’s permanent records.

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